Exhibit (c)(iv)
PROJECT TWILIGHT DISCUSSION MATERIALS March 2024

EXECUTIVE SUMMARY Robert W Baird (“Baird”) is pleased to discuss with the Board of Directors of Ashford, Inc (“AINC” or the “Company”) our views on a strategy to deregister and delist the Company from a national exchange Baird has analyzed a transaction as follows: ◼ Reverse split of 5,000(1) -to-1 ◼ Cash consideration of any fractional shares(2) at $4.00± per share – Reduces number of non-fraction shares to an estimated 2.5 million – Reduces number of holders of common shares to well below 300 – Total cash outlay estimated at approximately $8 million including transaction costs ◼ Request shareholder approval, including a Majority-of-the-Minority ◼ Post reverse split, Company would qualify to “Go-Dark,” resulting in a delisting and deregistration of its common shares, eliminating all required exchange governance and disclosure requirements ◼ Once qualification completed, Company completes a forward stock split, so remaining shareholders have roughly the same number of shares they currently own Page 2 _____________________ (1) Company considering reverse stock split of at least 5,000-to-1 up to 20,000-to-1. (2) Cash Consideration is only given to share holders who would own less than one whole share post the reverse stock split.

EXECUTIVE SUMMARY (CON’T) ◼ Strategic and financial benefits to Company from such a transaction – Elimination of all costs associated with Exchange Act reporting and exchange listing fees – SOX compliance no longer required – Materially lower D&O insurance and reduced liability to officers/directors – No need to comply with exchange governance and disclosure requirements – Enhanced focus of management who won't be distracted by public company reporting and scrutiny – With no set trading price, Company can more easily raise accretive equity capital through private placements tied to fair value of the Company vs current trading price – Reduce or eliminate the obligation to disclose competitive business information – Enhanced freedom to explore, confidentially, major corporate and strategic transactions, such as mergers and acquisitions or dispositions, and to execute such transactions more smoothly, efficiently and cost-effectively ◼ Considerations – Costs of “Go-Dark” process and reduction of Company’s liquidity – Alternative uses of the capital used to tender – Elimination of any third party research – Third party approvals and consents – Reduced liquidity to on-going shareholders – Potential for stockholder litigation – Financial, operational and reputational risks associated with a failed vote – Needs to monitor shareholder base to ensure total shareholders do not increase over 300 Page 3

FINANCIAL SUMMARY

BAIRD

	Actual	Same-Store	Budgeted				
	2023	2024	2024	2025	2026	2027	2028
Asset Management[1]							
Revenue	$ 52,838	$ 52,573	$ 55,315	$ 55,446	$ 55,581	$ 55,720	$ 55,864
Expense	(41,973)	(43,629)	(46,371)	(46,371)	(46,371)	(46,371)	(46,371)
EBITDA	**$ 10,865**	**$ 8,944**	**$ 8,944**	**$ 9,075**	**$ 9,210**	**$ 9,349**	**$ 9,492**
Remington							
Revenue	$ 52,675	$ 52,545	$ 56,475	$ 58,583	$ 60,775	$ 63,055	$ 65,426
Expense	(31,360)	(30,067)	(33,139)	(34,459)	(35,835)	(37,269)	(38,764)
EBITDA	**$ 21,315**	**$ 22,478**	**$ 23,336**	**$ 24,124**	**$ 24,941**	**$ 25,786**	**$ 26,662**
Premier							
Revenue	$ 27,740	$ 19,793	$ 21,095	$ 21,946	$ 22,721	$ 23,525	$ 24,359
Expense	(18,198)	(14,062)	(15,175)	(15,631)	(16,100)	(16,583)	(17,080)
EBITDA	**$ 9,542**	**$ 5,731**	**$ 5,919**	**$ 6,315**	**$ 6,621**	**$ 6,942**	**$ 7,279**
RED							
Revenue	$ 33,954	$ 45,067	$ 46,592	$ 51,049	$ 54,983	$ 56,633	$ 58,332
Expense	(28,785)	(35,954)	(36,379)	(39,860)	(42,934)	(44,222)	(45,548)
EBITDA	**$ 5,169**	**$ 9,112**	**$ 10,214**	**$ 11,189**	**$ 12,050**	**$ 12,411**	**$ 12,784**
Inspire							
Revenue	$ 148,774	$ 153,237	$ 162,720	$ 176,587	$ 188,944	$ 199,187	$ 208,395
Expense	(132,069)	(136,031)	(139,942)	(151,932)	(162,611)	(171,456)	(179,403)
EBITDA	**$ 16,705**	**$ 17,206**	**$ 22,778**	**$ 24,655**	**$ 26,333**	**$ 27,730**	**$ 28,992**
Other							
Revenue	$ 21,915	$ 24,962	$ 25,442	$ 13,153	$ 13,547	$ 13,954	$ 14,373
Expense	(25,105)	(26,265)	(26,633)	(12,535)	(12,249)	(11,972)	(11,706)
EBITDA	**$ (3,190)**	**$ (1,303)**	**$ (1,191)**	**$ 618**	**$ 1,299**	**$ 1,982**	**$ 2,667**
Combined Business Segments							
Revenue	$ 337,896	$ 348,177	$ 367,639	$ 376,763	$ 396,552	$ 412,074	$ 426,748
Expense	(277,489)	(286,007)	(297,639)	(300,787)	(316,099)	(327,873)	(338,873)
Total Company Adj. EBITDA	**$ 60,407**	**$ 62,169**	**$ 70,000**	**$ 75,976**	**$ 80,453**	**$ 84,201**	**$ 87,875**

(1) Includes Lismore.

Page 4

FINANCIAL SUMMARY (CONT’D) Actual Same-Store Budgeted 2023 2024 2024 2025 2026 2027 2028 Total Company Adj. EBITDA $ 60,407 $ 62,169 $ 70,000 $ 75,976 $ 80,453 $ 84,201 $ 87,875 Deferred Compensation Plan 1,959 - - - - - - Stock/Unit-Based Compensation (2,406) (5,397) (5,397) - - - - Allocated Broker Dealer Costs (94) (4,314) (4,314) (3,020) (3,020) (3,020) (3,020) G&A/O&O (Costs) / Reimbursements (773) (4,590) (4,590) (799) 1,448 1,448 1,448 Severance and Executive Recruiting (4,655) (1,541) (1,541) - - - - Other (4,156) (102) (102) - - - - Total Company EBITDA $ 50,282 $ 46,225 $ 54,056 $ 72,157 $ 78,881 $ 82,628 $ 86,303 Pro forma Adjustments Deferred Compensation Plan(1) $ (1,959) $ - $ - $ - $ - $ - $ - Stock/Unit-Based Compensation(2) 2,406 5,397 5,397 - - - - Severance and Executive Recruiting(3) 3,563 541 541 (1,000) (1,000) (1,000) (1,000) G&A/O&O (Costs) / Reimbursements 773 4,590 4,590 799 (1,448) (1,448) (1,448) OpenKey Adjustment(4) 3,366 3,319 3,319 2,369 1,579 789 (1) Robert Douglas Adjustment(3) 2,395 2,118 2,118 (27) (54) (82) (111) JV Adjustments and Other(5) 1,547 (1,545) (1,545) (303) (108) 8 7 283 Pro Forma Corporate EBITDA $ 62,373 $ 60,645 $ 68,476 $ 73,995 $ 77,849 $ 80,975 $ 84,026 Unlevered Free Cash Flows Pro Forma Corporate EBITDA $ 62,373 $ 60,645 $ 68,476 $ 73,995 $ 77,849 $ 80,975 $ 84,026 + Investment in TSGF/SHR/TX NAV - - (200) - - 500 10,242 - Income Tax (15,593) (15,161) (17,119) (18,499) (19,462) (20,244) (21,007) - Maintenance Capital Expenditures (10,178) (9,218) (9,218) (9,807) (10,502) (10,967) (11,401) - Investment Capital Expenditures (15,800) (7,464) (16,264) (3,007) (2,004) (1,862) (1,926) Unlevered Free Cash Flows $ 20,802 $ 28,802 $ 25,675 $ 42,682 $ 45,881 $ 48,402 $ 59,934 Pro Forma Corporate EBITDA $ 62,373 $ 60,645 $ 68,476 $ 73,995 $ 77,849 $ 80,975 $ 84,026 - Income Tax (2,838) (6,903) (7,458) (14,144) (15,336) (15,895) (17,472) - Interest Expense (14,378) (15,772) (15,772) (14,171) (14,189) (14,369) (14,573) - Preferred Dividend Expense (36,139) (36,236) (36,236) (36,341) (36,453) (36,574) (36,703) Net Income $ 9,018 $ 1,734 $ 9,010 $ 9,338 $ 11,871 $ 14,137 $ 15,278 + Investment in TSGF/SHR/TX NAV - - (200) - - 500 10,242 - Debt Principal Payments (20,257) (4,697) (4,697) (2,676) (5,704) (6,424) (7,151) - Maintenance Capital Expenditures (10,178) (9,218) (9,218) (9,807) (10,502) (10,967) (11,401) - Investment Capital Expenditures (15,800) (7,464) (16,264) (3,007) (2,004) (1,862) (1,926) Levered Free Cash Flows $ (37,217) $ (19,645) $ (21,369) $ (6,153) $ (6,339) $ (4,617) $ 5,041 _____________________ (1) Non-Cash Item. (2) Full addback; Non-recurring, non-cash discretionary. (3) Adjusted from actual/projected to $1.0M per year. (4) Adjusted from actual/projected to zero. (5) Represents JV adjustments and other. Page 5

BALANCE SHEET 2022 2023 Current Assets Cash & Cash Equivalents(1) $ 44,390 $ 52,054 Restricted Cash 37,058 23,216 Restricted Investments 303 128 Accounts Receivable 17,615 26,945 Due from Affiliates 463 41 Due from Ashford Trust - 18,933 Due from Braemar 11,828 714 Inventories 2,143 2,481 Prepaid Expenses and Others 11,226 16,418 Total Current Assets $ 125,026 $ 140,930 Investments 4,217 9,265 Property and Equipment, net 41,791 56,852 Operating Lease Right-of-Use Assets 23,844 21,193 Goodwill 58,675 61,013 Intangible Assets, net 226,544 210,095 Other Assets, net 2,259 1,101 Total Assets $ 482,356 $ 500,449 Current Liabilities Accounts Payable and Accrued Expenses $ 56,079 $ 54,837 Dividends Payable 27,285 28,508 Due to Affiliates 15 - Due to Ashford Trust 1,197 - Deferred Income 444 11,963 Notes Payable, net 5,195 4,387 Finance Lease Liabilities 1,456 437 Operating Lease Liabilities 3,868 4,160 Claims Liabilities and Other 25,630 31,112 Total Current Liabilites $ 121,169 $ 135,404 Deferred Income 7,356 6,415 Deferred Tax Liability, net 27,873 25,159 Deferred Compensation Plan 2,849 891 Notes Payable, net 89,680 132,579 Finance Lease Liabilities 1,962 2,832 Operating Lease Liabilities 20,082 19,174 Other Liabilities 3,237 2,590 Total Liabilities $ 274,208 $ 325,044 _____________________ (1) $5.0M of unrestricted cash allocated to net working capital. Page 6

EV TO PRO FORMA CORPORATE EBITDA MULITPLES _____________________ (1) Balance Sheet figures as of 12/31/2023. (2) Based on 30-day VWAP as of 3/3/2024. (3) Excludes $5.0M of unrestricted cash allocated to Net Working Capital. Implied Market Valuation(1) Continuing Cost of Equity Common Equity Market Cap(2) $7,983 Total Debt 136,966 Preferred Equity 487,450 Accrued Preferred Dividends 28,508 Unrestricted Cash(3) (47,054) Implied Enterprise Value $613,853 Page 7

IMPLIED SHARE PRICE $4.00 Proposed Tender Share Price Page 8

PRECEDENT TRANSACTIONS VALUATION

PRECEDENT TRANSACTIONS VALUATION

BAIRD

	Same-Store	Budgeted
EBITDA Year	**2024**	**2024**
Total Pro Forma Corporate EBITDA	**$60,645**	**$68,476**
Asset Management Segment		
Total Asset Management EBITDA[1]	$8,944	$8,944
Applied Multiple	12.0x	12.0x
Implied Valuation	**$107,332**	**$107,328**
Property Management Segment		
Total Property Management EBITDA	$22,478	$23,336
Applied Multiple	10.0x	10.0x
Implied Valuation	**$224,779**	**$233,362**
Premier Business Segment		
Total Premier EBITDA	$5,731	$5,919
Applied Multiple	10.0x	10.0x
Implied Valuation	**$57,312**	**$59,192**
Inspire Business Segment		
Total Inspire EBITDA	$17,206	$22,778
Applied Multiple	8.0x	8.0x
Implied Valuation	**$137,649**	**$182,224**
RED Business Segment		
Total RED EBITDA	$9,112	$10,214
Applied Multiple	6.0x	6.0x
Implied Valuation	**$54,674**	**$61,282**
Remaining Business Segments & Other Corporate Items		
Total Remaining EBITDA	($2,827)	($2,715)
Applied Multiple	8.0x	8.0x
Implied Valuation	**($22,615)**	**($21,719)**
Enterprise Value	**$559,131**	**$621,668**
Total Debt	(136,966)	(136,966)
Excess Cash	47,054	47,054
Tangible Net Working Capital	(4,036)	(4,036)
Total Preferred Equity	(487,450)	(487,450)
Total Accrued Preferred Dividends	(28,508)	(28,508)
Implied Equity Value	**($50,775)**	**$11,762**
Share Count	3,206	3,206
Implied Equity Value Per share	**($15.84)**	**$3.67**

(1) Includes Lismore.

Page 10

SENSITIVITY ANALYSIS: PRECEDENT TRANSACTIONS VALUATION Step: Same-Store Multiple Spread to Selected Multiple (Across All Business Segments) -0.5x -0.3x 0.0x 0.3x 0.5x $528,808 $543,970 $559,131 $574,292 $589,453 Enterprise Value Range $528,808 − $589,453 Equity Value Range ($81,098) − ($20,453) Equity Value Per Share Range ($25.29) − ($6.38) Step: Budgeted Multiple Spread to Selected Multiple (Across All Business Segments) -0.5x -0.3x 0.0x 0.3x 0.5x $587,430 $604,549 $621,668 $638,787 $655,906 Enterprise Value Range $587,430 − $655,906 Equity Value Range ($22,476) − $46,000 Equity Value Per Share Range ($7.01) − $14.35 Page 11

PRECEDENT TRANSACTIONS: HOSPITALITY BRANDS / PROPERTY MANAGERS / ASSET MANAGERS

BAIRD

Buyer	Target	Announce Date	Close Date	Gross Transaction Value ($MM)	Implied Equity Value	Implied Enterprise Value	Implied Enterprise Value / EBITDA	
Hyatt	Dream Hotel Group	11/29/2022	2/2/2023	300.0	300.0	300.0	11.9x	(1)
Marriott	Hoteles City	10/19/2022	5/1/2023	100.0	NA	NA	14.0x	(5)
Wyndham	Vienna House	9/8/2022	9/8/2022	44.0	NA	NA	10.4x	(5)
Choice Hotel	Radisson Hotel	6/13/2022	8/11/2022	675.0	675.0	675.0	11.0x	(5)
Hyatt	Apple Leisure Group	8/15/2021	11/1/2021	2,769.0	NA	2,769.0	11.5x	(5)
Sonesta International	RLH Corp (Red Lion Hotels)	12/30/2020	3/17/2021	90.0	NA	90.0	14.6x	(11)
Marriott	Elegant Hotels Group	10/18/2019	12/9/2019	199.0	125.6	193.8	11.1x	(5)
Ashford Inc.	Remington Holdings, LP	6/3/2019	11/6/2019	275.0	NA	275.0	11.5x	(2)
Advent International	Aimbridge Hospitality	1/10/2019	2/28/2019	NA	NA	NA	11.0x	(3)
Hyatt	Two Roads Hospitality LLC	10/9/2018	11/30/2018	483.0	415.0	446.0	13.2x	(4)
Red Lion	Knights Inn	4/4/2018	5/14/2018	27.0	NA	NA	9.0x	(5)
Wyndham Worldwide Corp.	La Quinta Franchise / Management	1/18/2018	5/31/2018	1,950.0	995.0	1,950.0	12.5x	(5)
Choice Hotels International, Inc.	WoodSpring Hotels Franchise Services LLC	12/18/2017	2/1/2018	231.3	NA	231.3	13.5x	(4)
Accor	Mantra	10/9/2017	5/31/2018	1,200.0	NA	NA	12.4x	(5)
Kohlberg & Company, L.L.C.	Interstate Hotels & Resorts, Inc.	5/4/2016	5/4/2016	NA	NA	NA	8.0x	(1)
General Atlantic Service Company, L.P.	Aimbridge Hospitality, LLC	7/13/2015	7/13/2015	NA	NA	NA	10.0x	(4)
Marriott	Delta Hotels & Resorts	1/27/2015	4/1/2015	136.0	NA	NA	10.0x	(5)
InterContinental Hotels Group PLC	Kimpton Hotel & Restaurant Group, LLC	12/16/2014	1/16/2015	430.0	430.0	430.0	12.0x	(8)
Jin Jiang International Holdings	Louvre Hotels Group	11/12/2014	1/15/2015	NA	NA	NA	12.2x	(3)
Northstar Asset Management Group Inc.	Island Hospitality Management, LLC	11/6/2014	1/9/2015	37.0	82.1	82.1	12.0x	(9)
Trilantic Capital Management L.P.	Highgate Hotels, L.P.	10/7/2014	10/7/2014	NA	NA	NA	10.0x	(4)
Brookfield Asset Management Inc.	Thayer Lodging Group Inc.	5/16/2014	5/16/2014	NA	NA	NA	12.0x	(4)
Marriott International, Inc.	Protea Hospitality Holdings (Pty) Ltd	11/7/2013	4/1/2014	186.0	186.0	186.0	10.0x	(10)
Lee Equity Partners, LLC	Aimbridge Hospitality, LLC	10/8/2013	10/8/2013	NA	NA	NA	8.0x	(4)
Marriott	Gaylord	5/31/2012	10/1/2012	210.0	NA	NA	8.4x	(5)
Mean					$ 401	$ 636	11.2x	
Adjusted Mean[13]					$ 355	$ 478	11.2x	

Source: S&P Capital IQ, SNL Financial, and Company Filings. Sorted by Close Date.
Note: Adjusted mean calculated by removing the highest and lowest values.
(1) Baird Investment Banking estimate.
(2) Source: Janney Fairness Opinion for Hotel Management Business acquisition.
(3) Source: Baird Equity Research on 11/1/18.
(4) Source: Baird Equity Research. EBITDA multiple includes expected post-transaction synergies.
(5) Source: Baird Equity Research.
(6) Source: Transaction announcement.
(7) EBITDA multiple includes the incremental value to Reit Management & Research LLC as a result of the change in termination fee that was included in the transaction.
(8) 2014 EBITDA multiple reported by InterContinental was 21x. Stabilized Implied EV / EBITDA multiple at the time of the announcement expected to be lower, figure shown represents Baird estimate of stabilized multiple.
(9) Based on MLV research report at 6.0x fees, assuming a 50% margin.
(10) Source: Marriott Hotels press release. Values based on the exchange rate as of the closing date.
(11) Source: Annualized T-3 EBITDA per latest available public filing.
(12) Source Cap IQ and press releases.
(13) Adjusted mean is calculated by removing the max and the min from each range.
(14) Source: Cap IQ; FirstService Corporation bought a majority stake in Colliers Macaulay Nicolls in 2004 and then bought the remaining minority stake in 2005.

Page 12

PRECEDENT TRANSACTIONS: OTHER REAL ESTATE SERVICES PROVIDERS

BAIRD

Buyer	Target	Announce Date	Close Date	Gross Transaction Value ($MM)	Implied Equity Value	Implied Enterprise Value	Implied Enterprise Value / EBITDA
RMR Group	Carroll	7/31/2023	12/19/2023	100.0	NA	NA	5.7x [12]
Westinghouse Electric	BHI Energy	4/14/2022	5/31/2022	720.0	NA	NA	9.6x [1]
Johns Lyng Group	Reconstruction Experts	12/8/2021	1/1/2022	202.0	NA	NA	9.9x [1]
Trilantic Capital Management L.P.	Strada	12/1/2021	12/1/2021	380.0	NA	NA	11.9x [1]
Bernhard Capital Partners	RailWorks Corporation	9/30/2021	11/10/2021	500.0	NA	NA	6.1x [1]
Columbia Property Trust	Normandy Real Estate Management	10/16/2019	1/27/2020	100.0	NA	NA	9.0x [1]
Sterling Constrcution	Plateau Excavation, Inc.	8/14/2019	10/2/2019	418.0	NA	NA	5.8x [12]
FirstService Corporation	Global Restoration Holdings	5/22/2019	6/21/2019	634.2	531.6	660.6	12.9x [12]
Jones Lang LaSalle Incorporated	HFF, Inc.	3/18/2019	7/1/2019	2,054.6	2,054.1	2,054.1	13.7x [11]
Industrea	Concrete Pumping Holdings, Inc.	12/4/2018	12/4/2018	609.0	NA	NA	8.0x [1]
Ashford Inc.	Remington Project Management	4/9/2018	8/8/2018	203.0	NA	203.0	11.5x [2]
ABM Industries Incorporated	GCA Services Group, Inc.	7/11/2017	9/1/2017	1,237.3	1,237.3	1,237.3	12.4x [12]
Oaktree	Trench Plate Rental Co.	9/26/2016	10/14/2016	235.0	NA	NA	8.1x [1]
Fluor Corporation	Stork Technical Services Holding B.V.	12/4/2015	3/1/2016	695.0	695.0	695.0	7.0x [12]
Sun Life Investment Management	Bentall Kennedy (Canada) Limited Partnership	6/15/2015	9/1/2015	453.9	453.9	NA	10.0x [6]
GOV, HPT & SNH	ABP Trust (nka:RMR Group LLC)	6/5/2015	6/5/2015	172.8	357.0	NA	11.5x [7]
AECOM	URS Corporation	7/11/2014	10/17/2014	5,999.9	4,024.9	5,716.9	7.4x [12]
AECOM	Earth Tech Consulting, Inc.	2/11/2008	7/25/2008	581.7	455.0	551.1	15.4x [12]
FirstService Corporation	Colliers Macaulay Nicolls Inc.	10/1/2005	10/1/2005	10.0	90.9	90.9	5.5x [14]
FirstService Corporation	Colliers Macaulay Nicolls Inc.	10/14/2004	11/30/2004	88.0	NA	88.0	5.3x [14]
Mean					$ 1,100	$ 1,255	9.3x
Adjusted Mean[13]					$ 826	$ 785	9.2x

Source: S&P Capital IQ, SNL Financial, and Company Filings. Sorted by Close Date.
Note: Adjusted mean calculated by removing the highest and lowest values.
(1) Baird Investment Banking estimate.
(2) Source: Janney Fairness Opinion for Hotel Management Business acquisition.
(3) Source: Baird Equity Research on 11/1/18.
(4) Source: Baird Equity Research. EBITDA multiple includes expected post-transaction synergies.
(5) Source: Baird Equity Research.
(6) Source: Transaction announcement.
(7) EBITDA multiple includes the incremental value to Reit Management & Research LLC as a result of the change in termination fee that was included in the transaction.
(8) 2014 EBITDA multiple reported by InterContinental was 21x. Stabilized Implied EV / EBITDA multiple at the time of the announcement expected to be lower, figure shown represents Baird estimate of stabilized multiple.
(9) Based on MLV research report at 6.0x fees, assuming a 50% margin.
(10) Source: Marriott Hotels press release. Values based on the exchange rate as of the closing date.
(11) Source: Annualized T-3 EBITDA per latest available public filing.
(12) Source Cap IQ and press releases.
(13) Adjusted mean is calculated by removing the max and the min from each range.
(14) Source: Cap IQ; FirstService Corporation bought a majority stake in Colliers Macaulay Nicolls in 2004 and then bought the remaining minority stake in 2005.

Page 13

COMPARABLE PUBLIC COMPANIES

COMPARABLE COMPANIES VALUATION

BAIRD

	Same-Store	Budgeted
EBITDA Year	**2024**	**2024**
Total Pro Forma Corporate EBITDA	**$60,645**	**$68,476**
Asset Management Segment		
Total Asset Management EBITDA[1]	$8,944	$8,944
Applied Multiple	10.0x	10.0x
Implied Valuation	**$89,443**	**$89,440**
Property Management Segment		
Total Property Management EBITDA	$22,478	$23,336
Applied Multiple	10.0x	10.0x
Implied Valuation	**$224,779**	**$233,362**
Premier Business Segment		
Total Premier EBITDA	$5,731	$5,919
Applied Multiple	8.0x	8.0x
Implied Valuation	**$45,849**	**$47,354**
Inspire Business Segment		
Total Inspire EBITDA	$17,206	$22,778
Applied Multiple	8.0x	8.0x
Implied Valuation	**$137,649**	**$182,224**
RED Business Segment		
Total RED EBITDA	$9,112	$10,214
Applied Multiple	8.0x	8.0x
Implied Valuation	**$72,899**	**$81,709**
Remaining Business Segments & Other Corporate Items		
Total Remaining EBITDA	($2,827)	($2,715)
Applied Multiple	8.0x	8.0x
Implied Valuation	**($22,615)**	**($21,719)**
Enterprise Value	**$548,005**	**$612,369**
Total Debt	(136,966)	(136,966)
Excess Cash	47,054	47,054
Total Preferred Equity	(487,450)	(487,450)
Total Accrued Preferred Dividends	(28,508)	(28,508)
Implied Equity Value	**($57,865)**	**$6,499**
Share Count	3,206	3,206
Implied Equity Value Per share	**($18.05)**	**$2.03**

(1) Includes Lismore.

Page 15

SENSITIVITY ANALYSIS: COMPARABLE COMPANIES VALUATION Step: Same-Store EBITDA Multiple Spread to Selected Multiple (All Business Segments) -0.5x -0.3x 0.0x 0.3x 0.5x $517,682 $532,843 $548,005 $563,166 $578,327 Enterprise Value Range $517,682 − $578,327 Equity Value Range ($88,188) − ($27,543) Equity Value Per Share Range ($27.51) − ($8.59) Step: Budgeted EBITDA Multiple Spread to Selected Multiple (All Business Segments) -0.5x -0.3x 0.0x 0.3x 0.5x $578,131 $595,250 $612,369 $629,488 $646,607 Enterprise Value Range $578,131 − $646,607 Equity Value Range ($27,739) − $40,737 Equity Value Per Share Range ($8.65) − $12.71 Page 16

LODGING C-CORPS + REITS

Company	Ticker	Market Cap[(1)]	Enterprise Value[(1)]	2024 EBITDA[(2)]	2025 EBITDA[(2)]	Implied Enterprise Value / 2024 EBITDA	Implied Enterprise Value / 2025 EBITDA	Price / 2024E[(2)]	Price / 2025E[(2)]
Marriott International, Inc.	MAR	$ 71,758	$ 84,285	$ 4,955	$ 5,319	17.0x	15.8x	26.2x	23.1x
Hilton Worldwide Holdings Inc.	HLT	51,393	60,726	3,365	3,638	18.0x	16.7x	28.7x	24.7x
InterContinental Hotels Group PLC	IHG	13,716	15,515	1,180	1,268	13.2x	12.2x	19.6x	17.5x
Hyatt Hotels Corporation	H	16,241	18,718	1,177	1,263	15.9x	14.8x	47.6x	37.9x
Wyndham Hotels & Resorts, Inc.	WH	6,081	8,226	690	725	11.9x	11.4x	17.8x	16.1x
Choice Hotels International, Inc.	CHH	5,644	7,299	577	595	12.6x	12.3x	17.4x	16.4x
Mean		**$ 27,472**	**$ 32,461**	**$ 1,991**	**$ 2,135**	**14.8x**	**13.9x**	**26.2x**	**22.6x**
Adjusted Mean[(3)]		**$ 21,858**	**$ 25,796**	**$ 1,603**	**$ 1,724**	**14.7x**	**13.8x**	**23.1x**	**20.4x**

Company	Ticker	Market Cap[(1)]	Enterprise Value[(1)]	2024 EBITDA[(2)]	2025 EBITDA[(2)]	Implied Enterprise Value / 2024 EBITDA	Implied Enterprise Value / 2025 EBITDA	Price / 2024 FFO[(2)]	Price / 2025 FFO[2)]
Host Hotels & Resorts, Inc.	HST	$ 14,628	$ 18,449	$ 1,630	$ 1,678	11.3x	11.0x	10.6x	10.3x
Apple Hospitality REIT, Inc.	APLE	3,976	5,444	461	472	11.8x	11.5x	10.0x	9.8x
Park Hotels & Resorts Inc.	PK	3,647	7,597	660	677	11.5x	11.2x	8.2x	7.9x
Sunstone Hotel Investors, Inc.	SHO	2,300	2,987	241	258	12.4x	11.6x	13.6x	12.2x
DiamondRock Hospitality Company	DRH	1,985	3,165	277	288	11.4x	11.0x	9.9x	9.3x
Pebblebrook Hotel Trust	PEB	1,930	4,492	349	363	12.9x	12.4x	10.4x	9.6x
RLJ Lodging Trust	RLJ	1,849	4,032	375	388	10.7x	10.4x	7.2x	6.9x
Xenia Hotels & Resorts, Inc.	XHR	1,564	2,837	251	263	11.3x	10.8x	9.7x	9.1x
Braemar Hotels & Resorts Inc.	BHR	134	1,783	174	180	10.2x	9.9x	3.8x	3.6x
Mean		**$ 3,557**	**$ 5,643**	**$ 491**	**$ 507**	**11.5x**	**11.1x**	**9.1x**	**8.4x**
Adjusted Mean[(3)]		**$ 2,464**	**$ 4,365**	**$ 373**	**$ 387**	**11.5x**	**11.1x**	**9.3x**	**8.7x**

Mean		**$ 13,123**	**$ 16,370**	**$ 1,091**	**$ 1,158**	**12.8x**	**12.2x**	**16.1x**	**14.3x**
Adjusted Mean[(3)]		**$ 9,612**	**$ 12,268**	**$ 864**	**$ 913**	**12.6x**	**12.0x**	**14.6x**	**13.3x**

(1) Pricing data from CapIQ as of March 5, 2024.
(2) Estimates from FactSet as of March 5, 2024.
(3) Adjusted mean is calculated by removing the max and the min from each range.

Page 17

REAL ESTATE / CONSTRUCTION SERVICES _____________________ (1) Pricing data from CapIQ as of March 5, 2024. (2) Estimates from FactSet as of March 5, 2024. (3) Adjusted mean is calculated by removing the max and the min from each range. Company Ticker Market Cap(1) Enterprise Value(1) 2024 EBITDA(2) 2025 EBITDA(2) Implied Enterprise Value / 2024 EBITDA Implied Enterprise Value / 2025 EBITDA Price / 2024E(2) Price / 2025E(2) CBRE Group, Inc. CBRE $ 27,608 $ 32,077 $ 2,443 $ 2,879 13.1x 11.1x 20.7x 16.5x EMCOR Group, Inc. EME 15,280 14,831 1,037 1,108 14.3x 13.4x 23.0x 21.4x AECOM ACM 12,048 13,892 1,090 1,189 12.7x 11.7x 19.7x 17.4x Jones Lang LaSalle Inc. JLL 8,944 11,786 1,046 1,274 11.3x 9.3x 16.5x 12.5x Fluor Corporation FLR 6,279 5,102 639 736 8.0x 6.9x 13.1x 11.7x ABM Industries Incorporated ABM 2,579 3,966 496 512 8.0x 7.7x 12.3x 11.2x Cushman & Wakefield PLC CWK 2,207 5,124 648 729 7.9x 7.0x 9.4x 7.5x Newmark Group Inc. NMRK 1,865 3,793 411 487 9.2x 7.8x 10.1x 8.3x RMR Group LLC RMR 397 414 9 4 101 4.4x 4.1x 14.4x 12.8x Mean $ 8,579 $ 10,110 $ 878 $ 1,002 9.9x 8.8x 11.9x 10.3x Adjusted Mean(3) $ 7,029 $ 8,357 $ 767 $ 862 10.0x 8.8x 11.9x 10.4x Page 18

TRADITIONAL / ALTERNATIVE ASSET MANAGERS

Company	Ticker	Market Cap[1]	Enterprise Value[1]	2024 EBITDA[2]	2025 EBITDA[2]	Implied Enterprise Value / 2024 EBITDA	Implied Enterprise Value / 2025 EBITDA	Price / 2024E[2]	Price / 2025E[2]
BlackRock, Inc.	BLK	$ 123,167	$ 126,123	$ 8,382	$ 9,587	15.0x	13.2x	20.7x	18.3x
Blackstone Group Inc.	BX	89,202	114,572	7,560	9,331	15.2x	12.3x	25.2x	20.4x
Apollo Global Management, Inc.	APO	62,163	65,191	6,147	6,919	10.6x	9.4x	14.0x	12.1x
Ameriprise Financial, Inc.	AMP	41,379	37,947	5,580	5,701	6.8x	6.7x	12.1x	11.1x
T.Rowe Price Group, Inc.	TROW	26,002	25,120	2,413	2,518	10.4x	10.0x	14.8x	14.4x
Carlyle Group L.P.	CG	16,686	24,714	1,541	1,993	16.0x	12.4x	11.8x	10.1x
Franklin Resources, Inc.	BEN	14,559	16,859	2,067	2,345	8.2x	7.2x	10.9x	9.6x
SEI Investments Company	SEIC	8,967	8,127	627	659	13.0x	12.3x	17.0x	15.7x
Invesco Ltd.	IVZ	7,044	12,826	1,468	1,596	8.7x	8.0x	9.3x	8.3x
Affiliated Managers Group, Inc.	AMG	5,200	8,051	940	964	5.5x	8.4x	7.4x	6.6x
Victory Capital Holdings, Inc.	VCTR	2,509	3,538	446	477	7.9x	7.4x	7.6x	6.9x
Virtus Investment Partners, Inc.	VRTS	1,610	1,775	293	314	6.1x	5.7x	8.6x	8.0x
Sprott Inc.	SII	1,258	1,281	82	93	15.4x	13.7x	29.9x	23.1x
Wisdom Tree Investments, Inc.	WT	1,173	1,393	128	137	9.2x	10.2x	16.3x	14.6x
Mean		$ 28,637	$ 31,965	$ 2,691	$ 3,045	10.6x	9.8x	14.7x	12.8x
Adjusted Mean[3]		$ 23,048	$ 26,676	$ 2,434	$ 2,746	10.5x	9.8x	14.0x	12.4x

(1) Pricing data from CapIQ as of March 5, 2024.
(2) Estimates from FactSet as of March 5, 2024.
(3) Adjusted mean is calculated by removing the max and the min from each range.

Page 19

DCF VALUATION

DISCOUNTED CASH FLOWS ANALYSIS: ENTERPRISE VALUE APPROACH

BAIRD

Discount Period	1	2	3	4	5
Effective Tax Rate [(1)]	*25.00%*	*25.00%*	*25.00%*	*25.00%*	*25.00%*
Discount Rate	*14.71%*	*14.71%*	*14.71%*	*14.71%*	*14.71%*
Enterprise Terminal Multiple	*10.0x*	*10.0x*	*10.0x*	*10.0x*	*10.0x*

		Projected Fiscal Year Ending December 31			
	2024B	**2025P**	**2026P**	**2027P**	**2028P**
Budgeted Pro Forma Corporate EBITDA	$68,476	$73,995	$77,849	$80,975	$84,026
+ Investment in TSGF/SHR/TX NAV	(200)	-	-	500	10,242
- Income Tax	(17,119)	(18,499)	(19,462)	(20,244)	(21,007)
- Maintenance Capital Expenditures	(9,218)	(9,807)	(10,502)	(10,967)	(11,401)
- Investment Capital Expenditures	(16,264)	(3,007)	(2,004)	(1,862)	(1,926)
Unlevered Free Cash Flows	**$25,675**	**$42,682**	**$45,881**	**$48,402**	**$59,934**
Terminal Value	-	-	-	-	840,264
Total Cash Flows	**$25,675**	**$42,682**	**$45,881**	**$48,402**	**$900,198**
Discounted Cash Flows	**22,383**	**32,437**	**30,397**	**27,955**	**453,245**

Enterprise Value	**$566,417**
Total Debt	(136,966)
Unrestricted Cash	47,054
Tangible Net Working Capital	(4,036)
Total Preferred Equity	(487,450)
Total Accrued Preferred Dividends	(28,508)
Implied Equity Value	**($43,489)**
Share Count	3,206
Implied Equity Value Per share	**($13.56)**

Buyer-Neutral Weighted Average Cost of Capital	
Capital Structure[(2)]	
Debt to Total Capitalization	40.00%
Preferred Equity to Total Capitalization	–
Common Equity to Total Capitalization	60.00%
Total Capitalization	**100.00%**
Cost of Debt	
Cost of Debt[(3)]	9.03%
Debt-Neutral Tax Rate	25.00%
After Tax Cost of Debt	**6.77%**
Cost of Preferred	–
Cost of Equity[(2)]	**20.00%**
WACC	**14.71%**

(1) Estimated corporate tax rate on an unlevered balance sheet neutral basis.
(2) Baird Investment Banking estimate of current market.
(3) 5-Year SOFR Swap Rate + 500 bps as of 3/1/2024; Baird Investment Banking estimate of current market.

Page 21

DISCOUNTED CASH FLOWS ANALYSIS: CONTINUING EQUITY VALUE APPROACH

BAIRD

Discount Period	1	2	3	4	5
Effective Tax Rate	*10.9%*	*19.1%*	*19.7%*	*19.6%*	*20.8%*
Discount Rate	*20.70%*	*20.70%*	*20.70%*	*20.70%*	*20.70%*
Terminal P/E Ratio	*12.0x*	*12.0x*	*12.0x*	*12.0x*	*12.0x*

		Projected Fiscal Year Ending December 31			
	2024B	**2025P**	**2026P**	**2027P**	**2028P**
Budgeted Pro Forma Corporate EBITDA	$68,476	$73,995	$77,849	$80,975	$84,026
- Interest Expense	(15,772)	(14,171)	(14,189)	(14,369)	(14,573)
- Income Tax	(7,458)	(14,144)	(15,336)	(15,895)	(17,472)
- Preferred Dividend Expense	(36,236)	(36,341)	(36,453)	(36,574)	(36,703)
Adjusted Net Income	**$9,010**	**$9,338**	**$11,871**	**$14,137**	**$15,278**
+ Investment in TSGF/SHR/TX NAV	(200)	-	-	500	10,242
- Debt Principal Payments	(4,697)	(2,676)	(5,704)	(6,424)	(7,151)
- Maintenance Capital Expenditures	(9,218)	(9,807)	(10,502)	(10,967)	(11,401)
- Investment Capital Expenditures	(16,264)	(3,007)	(2,004)	(1,862)	(1,926)
Levered Free Cash Flows	**($21,369)**	**($6,153)**	**($6,339)**	**($4,617)**	**$5,041**
Terminal Value	-	-	-	-	183,337
Total Cash Flows	**($21,369)**	**($6,153)**	**($6,339)**	**($4,617)**	**$188,379**
Discounted Cash Flows	**(17,704)**	**(4,224)**	**(3,605)**	**(2,176)**	**73,543**

Total Discounted Equity Cash Flows	**$45,834**
Total Accrued Preferred Dividends	(28,508)
Implied Equity Value	**$17,326**
Share Count	3,206
Implied Equity Value Per share	**$5.40**

Continuing Cost of Equity	
Market Risk Premium[(1)]	7.17%
5-Yr Avg. Beta	1.66
Adjusted Market Risk Premium	**11.91%**
Add: Risk Free Rate[(2)]	4.09%
Add: Size Premium[(3)]	4.70%
Cost of Equity	**20.70%**

(1) Market risk premium calculated using the Historical Long-term average (1926-2022), per Kroll report.
(2) Risk-free Rate of Return calculated using Spot 10-year Treasury Yield, per Kroll Report.
(3) Size Premium calculated using Companies Ranked by Market Value of Equity, per Kroll Estimates.

Page 22

SENSITIVITY ANALYSIS Terminal Multiple 566,416.8 9.50x 9.75x 10.00x 10.25x 10.50x 15.71% $524,425 $534,553 $544,680 $554,808 $564,935 15.21% $534,714 $545,063 $555,412 $565,762 $576,111 14.71% $545,263 $555,840 $566,417 $576,994 $587,570 14.21% $556,081 $566,891 $577,702 $588,512 $599,322 13.71% $567,176 $578,226 $589,276 $600,326 $611,376 Enterprise Value Range $524,425 − $611,376 Equity Value Range ($85,481) − $1,470 Equity Value Per Share Range ($26.66) − $0.46 Discount Rate DCF ENTERPRISE VALUE DCF CONTINUING EQUITY VALUE Terminal Multiple 17,326.1 11.50x 11.75x 12.00x 12.25x 12.50x 21.70% $11,865 $13,296 $14,727 $16,158 $17,589 21.20% $13,088 $14,549 $16,010 $17,470 $18,931 20.70% $14,344 $15,835 $17,326 $18,817 $20,308 20.20% $15,633 $17,156 $18,678 $20,200 $21,723 19.70% $16,957 $18,512 $20,066 $21,621 $23,175 Equity Value Range $11,865 − $23,175 Equity Value Per Share Range $3.70 − $7.23 Discount Rate Page 23

PRECEDENT REVERSE SPLITS

PRECEDENT REVERSE / FORWARD STOCK SPLITS Company Announcement Date Reverse Shares Cash Offered Price Day Before Announcemet Premium to Prior Trading Price Fairness Opinon Safeguard Scientifics, Inc. 10/4/2023 1-for-100 $ 1.65 $ 1.01 63.4% No Micron Solutions, Inc. 10/2/2023 1-for-1,000 1.50 0.70 114.3% No Reliv' International, Inc. 10/19/2020 1-for-2,000 3.75 3.81 (1.6%) Yes Westell Technologies, Inc. 9/29/2020 1-for-1,000 1.48 1.27 16.5% Yes Parker Drilling Company 9/10/2019 1-for-100 30.00 20.03 49.8% Yes Dynasil Corporation 5/2/2019 1-for-8,000 1.15 1.09 5.5% Yes Lime Energy 9/16/2016 1-for-300 2.49 1.57 58.6% No Champion Industries, Inc 1/20/2016 1-for-200 0.30 0.19 62.2% No FROM Corp. 1/12/2012 1-for-100 3.00 2.51 19.5% No Gander Mountain 9/28/2009 1-for-30,000 5.15 3.82 34.8% Yes Mean $ 5.05 $ 3.60 42.3% Adjusted Mean $ 2.52 $ 1.97 38.8% _____________________ Source: CapIQ, Public Filings, Company Press Releases. (1) Adjusted mean is calculated by removing the max and the min from each range. (2) Share price as of March 5, 2024. 1 Share Price PREMIUM TO AINC SHARE PRICE(2) $2.49 0% $3.74 50% $4.98 100% Page 25

PRECEDENT TRADING

AINC ROLLING 30-DAY VWAP LAST 6 MONTHS _____________________ Source: CapIQ. $5.55 +40% $3.97 Median $2.38 -40% $4.00 Proposed Tender Share Price Page 27

APPENDIX

DELISTING ANALYSIS

BAIRD

The list below contains all companies YTD and in 2023 that were either voluntarily delisted or suspended from the NASDAQ or NYSE when there were at least two trading days between the announcement of the delisting / suspension and the security being delisted / suspended.

				Day Before Announcement		Day of Delisting								
Symbol	Company Name	Last Trading Day Before Announcement	Day of Delisting	Mkt Cap ($M)	Share Price	Mkt Cap ($M)	Share Price	% Change	Current OTC Price	% Change[1]	30 Day ADTV Prior to the Announcment	30 Day ADTV After the Delistment[2]	% Change	Voluntarily Delistment
CYAN	Cyanotech Corp	2/13/2024	2/20/2024	$ 3.86	$ 0.56	$ 1.80	$ 0.26	(53.4%)	$ 0.24	(58.0%)	$ 15,640	$ 115,823	640.6%	No
GMBL	Esports Entertainment Group Inc	2/12/2024	2/20/2024	2.53	2.38	1.98	1.86	(21.8%)	1.55	(34.9%)	581,635	259,025	(55.5%)	Yes
SFES	Safeguard Scientifics Inc	10/4/2023	2/9/2024	16.69	1.01	7.54	0.46	(55.0%)	0.72	(28.7%)	81,706	276,052	237.9%	Yes
SALM	Salem Media Group Inc	12/28/2023	1/18/2024	14.85	0.55	7.10	0.26	(52.2%)	0.33	(39.5%)	90,035	202,795	125.2%	Yes
HALL	Hallmark Financial Services Inc	12/22/2023	1/4/2024	3.60	1.98	1.49	0.82	(58.6%)	0.71	(64.4%)	10,166	32,991	224.5%	Yes
UTRS	Minerva Surgical Inc	12/14/2023	12/28/2023	28.37	3.20	13.14	1.48	(53.7%)	0.56	(82.5%)	68,860	14,539	(78.9%)	Yes
VAPO	Vapotherm Inc	12/8/2023	12/14/2023	12.09	1.97	7.80	1.27	(35.5%)	0.99	(49.7%)	35,360	57,011	61.2%	Yes
CIZN	Citizens Holding Co.	11/30/2023	12/14/2023	58.86	10.48	49.71	8.85	(15.6%)	7.79	(25.7%)	5,695	36,805	546.3%	Yes
CMRA	Comera Life Sciences Holdings Inc	11/14/2023	11/16/2023	7.22	0.24	6.85	0.22	(5.2%)	0.04	(82.4%)	194,272	144,063	(25.8%)	No
KBNT	Kubient Inc	11/10/2023	11/16/2023	3.17	0.22	1.47	0.10	(53.5%)	0.00	(99.5%)	36,351	130,075	257.8%	Yes
RIBT	Ricebran Technologies	11/1/2023	11/7/2023	2.31	0.35	2.31	0.35	–	0.15	(57.1%)	33,900	43,343	27.9%	No
BKSC	Bank Of South Carolina Corp	8/23/2023	9/14/2023	76.06	13.71	66.57	12.00	(12.5%)	12.52	(8.7%)	5,079	34,709	583.4%	Yes
SBIG	Springbig Holdings Inc	8/31/2023	9/5/2023	9.56	0.23	5.41	0.13	(43.4%)	0.15	(34.8%)	199,937	108,366	(45.8%)	Yes
SEAC	Seachange International Inc	8/7/2023	8/25/2023	20.34	7.87	12.61	4.88	(38.0%)	1.65	(79.0%)	5,394	36,012	567.6%	No
FXLV	F45 Training Holdings Inc	8/11/2023	8/24/2023	68.22	0.70	9.49	0.10	(86.1%)	0.04	(94.3%)	267,530	757,586	183.2%	Yes
MSVB	Mid-southern Bancorp Inc	8/1/2023	8/14/2023	34.95	12.79	30.47	11.15	(12.8%)	13.65	6.7%	2,597	8,012	208.5%	Yes
OFED	Oconee Federal Financial Corp	7/19/2023	7/31/2023	87.06	15.52	75.84	13.52	(12.9%)	13.97	(10.0%)	3,082	4,413	43.2%	Yes
KSPN	Kaspien Holdings Inc	5/19/2023	6/9/2023	3.08	0.62	1.00	0.20	(67.5%)	0.02	(97.6%)	125,809	398,612	216.8%	Yes
BLCM	Bellicum Pharmaceuticals Inc	5/26/2023	6/2/2023	7.37	0.78	2.85	0.30	(61.3%)	0.07	(90.4%)	5,402,649	99,639	(98.2%)	Yes
IDWM	Idw Media Holdings Inc	4/26/2023	5/18/2023	11.57	0.82	6.07	0.43	(47.5%)	0.45	(45.1%)	28,240	23,929	(15.3%)	No
TKOI	Telkonet Inc	3/28/2023	3/31/2023	7.93	0.03	5.80	0.02	(26.8%)	0.01	(73.6%)	87,998	198,673	125.8%	Yes
ASPU	Aspen Group Inc	3/10/2023	3/31/2023	4.26	0.17	1.33	0.05	(69.1%)	0.21	27.6%	214,921	258,485	20.3%	Yes
REED	Reed's Inc	2/13/2023	2/15/2023	8.87	3.52	8.17	3.24	(8.0%)	1.67	(52.6%)	47,617	26,546	(44.3%)	No
FFBW	Ffbw Inc	1/30/2023	2/13/2023	61.28	12.19	59.22	11.78	(3.4%)	12.60	3.4%	3,802	40,132	955.5%	No
ASAP	Waitr Holdings Inc	1/23/2023	2/2/2023	6.13	0.59	3.69	0.36	(39.8%)	0.08	(87.3%)	756,288	159,331	(78.9%)	Yes
Mean				$ 22.41	$ 3.70	$ 15.59	$ 2.96	(37.3%)	$ 2.81	(50.3%)	$ 332,183	$ 138,679	183.3%	
Median				$ 9.56	$ 0.82	$ 6.85	$ 0.43	(39.8%)	$ 0.45	(52.6%)	$ 47,617	$ 99,639	125.2%	
Max				$ 87.06	$ 15.52	$ 75.84	$ 13.52	–	$ 13.97	27.6%	$ 5,402,649	$ 757,586	955.5%	
Min				$ 2.31	$ 0.03	$ 1.00	$ 0.02	(86.1%)	$ 0.00	(99.5%)	$ 2,597	$ 4,413	(98.2%)	

Source: CapIQ, Public Filings, Company Press Releases, Stockanalysis.com.
(1) % price change between the last day of trading before the announcement and the current OTC price as of February 23, 2024.
(2) GMBL, CYAN, & SFES 30 Day ADTV After Delistment is not 30 days and is based on the ADTV from date of delistment up until February 23, 2024.

Page 29